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                         EXECUTIVE EMPLOYMENT AGREEMENT


         EXECUTIVE EMPLOYMENT AGREEMENT signed the 8th day of February, 1999 to be effective January 21, 1999 (the "Agreement") by and between AMERICAN AIRCARRIERS SUPPORT, INCORPORATED, a Delaware corporation (the "Company") with principal offices at Fort Mill, South Carolina and JOSEPH E. CIVILETTO (the "Executive").

         NOW THEREFORE, in consideration of the foregoing premises and mutual covenants herein contained, the parties hereto agree as follows:

         1. Employment. The Company agrees to employ the Executive and the Executive agrees to serve the Company as its Chief Operating Officer and President. In addition, for so long as Executive is employed by Company, he shall agree to serve and the Company shall nominate him to a position on the Board of Directors.

         2. Position and Responsibilities. The Executive shall exert his best efforts and devote full time and attention to the affairs of the Company. Generally, Executive shall be responsible for the general direction and operations of the Company, including all subsidiaries; developing strategic activities, mergers and acquisitions; investor relations; the ability to hire and fire personnel; and all other activities attendant to the ones described hereto. The Executive shall be directly supervised by the Chief Executive Officer of the Company and shall have the authority and responsibility with respect thereto subject to the general direction, approval and control of the Board of Directors and Chief Executive Officer of the Company, to the restrictions, limitations and guidelines set forth by the Board of Directors in resolutions adopted in the minutes of the Board of Directors meetings, copies of which will be provided to the Executive from time to time and will be incorporated herein by reference.

         3. Term of Employment. The term of the Executive's employment under this Agreement shall be deemed to have commenced on February 8, 1999 and shall continue until February 8, 2002, (the "Initial Term"), subject to extension as hereinafter provided or termination pursuant to the provisions set forth hereafter. The term of Executive's employment shall be automatically extended for an additional one-year term upon expiration of the Initial Term unless either party hereto receives 180 days' prior written notice from the other electing not to extend the Executive's employment. Compensation during the term shall be that set forth in Section 5 hereof, unless one of the termination provisions overrides.


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         4. Duties. During the period of his employment hereunder and except for illness, specified vacation periods and reasonable leaves of absence, the Executive shall devote his best efforts and full attention and skill to the business and affairs of the Company and its affiliated companies, as such business and affairs now exist and as they may be hereinafter changed or added to, under and pursuant to the general direction of the Board of Directors of the Company.

         5. Compensation. Commencing on February 8, 1999, the Company shall pay to the Executive as compensation for his services the sum of $225,000.00 per year, payable semi-monthly. Any increases shall be in the discretion of the Compensation Committee which shall make an annual review of Executive's compensation. Executive shall also be eligible for a bonus in the Company's EBITDA Incentive Compensation Plan to be adopted by the Compensation Committee for 1999 (the "Plan") in the form substantially similar to the draft previous provided with the assistance of the Executive. However, for 1999 only, Executive shall be guaranteed a minimum bonus under the Plan of at least fifty percent (50%) of Executive's base salary. The Plan shall remain in effect after 1999 and the Executive shall be entitled to receive annual bonuses under the Plan until such time as a new bonus plan mutually acceptable to the Executive and the Company is established.

         Separately, Company shall grant Executive an option to purchase 200,000 shares of the Company's common stock under the 1998 Stock Option Plan at an exercise price equal to the closing price of the stock on January 21, 1999 ($9.625). The options shall vest as follows: 50,000 on date of grant and 50,000 at each anniversary of the Employment Agreement. A "triggering event" as defined below, or the death or disability of the Executive, shall immediately accelerate and vest all outstanding options. Any additional options in the future shall be in the discretion of the Compensation Committee.

         In the event of the occurrence of a "triggering event" which shall be defined to include a (i) change in ownership in one or a series of transactions of 50% or more of the outstanding shares of the Company, or (ii) merger, consolidation, reorganization or liquidation of the Company, and following such triggering event either (i) the Executive elects to terminate this agreement or
(ii) the Executive's services are terminated by the Company or the Executive or the Executive's duties, authority or responsibilities are substantially diminished, the Executive shall receive lump sum compensation equal to 2 times his annual salary and incentive or bonus payments, if any, as shall have been paid to the Executive during the Company's most recent 12-month period within 30 days of the triggering event. If the total amount of the change of control compensation were to exceed three (3) times the Executive's base amount (the average annual taxable compensation of the Executive for the five (5) years preceding the year in which the change of control occurs), the Company and the Executive may agree to reduce the lump sum


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compensation to be received by Executive in order to avoid the imposition of the golden parachute tax as provided in the Tax Reform Act of 1984, as amended by the Tax Return Act of 1986. If the Company fails to pay the sum calculated hereunder pursuant to a triggering event then the noncompete set forth in paragraph 11(c) shall be void.

         In the event the Executive is required to hire counsel to negotiate on his behalf in connection with his termination or resignation from the Company upon the occurrence of a triggering event, or in order to enforce the rights and obligations of the Company as provided in this paragraph, the Company shall reimburse to the Executive all reasonable attorneys' fees which may be expended by the Executive in seeking to enforce the terms hereof. Such reimbursement shall be paid every 30 days after the Executive provides copies of invoices from the Executive's counsel to the Company. However, such invoices may be redacted to preserve the attorney-client privilege, client confidentiality or work product.

         6. Expense Reimbursement. The Company will reimburse the Executive, at least semi-monthly, for all reasonable and necessary expenses, including without limitation, travel expenses, and reasonable entertainment expenses, incurred by him in carrying out his duties under this Agreement. The Executive shall present to the Company each month an account of such expenses in such form as is reasonably required by the Board of Directors.

         Since the Executive agrees to relocate to Charlotte, North Carolina, the Company shall reimburse Executive for reasonable relocation costs including moving expenses for personal possessions and house hunting as well as selling expenses for selling his home in Weston, Florida, such reimbursement not to exceed $37,500.00.

         7. Medical and Dental Coverage. Commencing February 8, 1999, the Executive will be entitled to participate in the Company's employee group medical and other group insurance programs on the same basis as other executives of the Company. Any other benefits offered to personnel in the Company similar to Executive shall also be offered to Executive upon the same terms.

         8. Medical Examination. The Executive agrees to submit himself for physical examination on one occasion per year as requested by the Company for the purpose of the Company's obtaining life insurance on the life of the Executive for the benefit of the Company as may be required; provided, however, that the Company shall bear the entire cost of such examinations and shall pay all premiums on any key man life insurance obtained for the benefit of the Company as beneficiary or with respect to any other designated beneficiary.


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         9. Vacation Time. The Executive shall be entitled each year to three
(3) weeks vacation in accordance with the established practices of the Company, now or hereafter in effect for the executive personnel, during which time the Executive's compensation shall be paid in full.

         10. Benefits Payable on Disability. If the Executive becomes disabled from properly performing services hereunder by reason of illness or other physical or mental incapacity, the Company shall continue to pay the Executive his then current salary hereunder for the first six (6) months of such continuous disability commencing with the first date of such disability. In replacement to the foregoing, the Company intends to provide group disability insurance which will cover the Executive. If the Company has not obtained such coverage within 120 days of the Executive's employment, then the Company will reimburse the Executive for the cost of disability insurance which will provide not less than 65% of salary as a benefit.

         11. Obligations of Executive During and After Employment.

                  (a) The Executive agrees that during the terms of his employment under this Agreement, he will engage in no other business activities directly or indirectly, which are competitive with or which might place him in a competing position to that of the Company, or any affiliated company.

                  (b) The Executive realizes that during the course of his employment, Executive will have produced and/or have access to confidential business plans, information, business opportunity records, notebooks, data, formula, specifications, trade secrets, customer lists, account lists and secret inventions and processes of the Company and its affiliated companies. Therefore, during or subsequent to his employment by the Company, or by an affiliated company, the Executive agrees to hold in confidence and not to directly or indirectly disclose or use or copy or make lists of any such information, except to the extent authorized by the Company in writing. All records, files, business plans, documents, equipment and the like, or copies thereof, relating to Company's business, or the business of an affiliated company, which Executive shall prepare, or use, or come into contact with, shall remain the sole property of the Company, or of an affiliated company, and shall not be removed from the Company's or the affiliated company's premises without its written consent, and shall be promptly returned to the Company upon termination of employment with the Company and its affiliated companies. The restrictions and obligations of Executive set forth in this Section 11(b) shall not apply to (i) information that is or becomes generally available and known to the industry (other than as a result of a disclosure directly or indirectly by Executive); or (ii) information that was known to Executive prior to Executive's employment by the Company or its predecessor.


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                  (c) Because of his employment by the Company, Executive shall have access to trade secrets and confidential information about the Company, its business plans, its business accounts, its business opportunities, its expansion plans into other geographical areas and its methods of doing business. Executive agrees that for a period of one (1) year after termination (regardless of any longer severance payments) or expiration of his employment, he will not, directly or indirectly, compete with the Company in its then present aviation business.

                  (d) In the event a court of competent jurisdiction finds any provision of this Section 11 to be so overbroad as to be unenforceable, then such provision shall be reduced in scope by the court, but only to the extent deemed necessary by the court to render the provision reasonable and enforceable, it being the Executive's intention to provide the Company with the broadest protection possible against harmful competition.

                  (e) The Company acknowledges and agrees that during the term of this Agreement, Executive may, in his discretion, engage in other business and investment activities in addition to those contemplated by this Agreement, so long as (a) such activities do not violate the terms of the noncompete provisions of paragraph 11(c) hereof, and (b) notwithstanding such activities, the Executive devotes such time and attention to the affairs of the Company as is reasonably necessary to discharge his duties under this Employment Agreement.

                  (f) Notwithstanding anything herein to the contrary, nothing herein shall prohibit Executive, during the term hereof or during any period as to which paragraph 11(c) applies, from owning interests in any public company that engages in business competitive with the Company if his ownership interest in such company does not exceed two (2%) percent of any class of its capital stock.

         12. Termination for Cause by the Company. The Company may, without liability, terminate the Executive's employment hereunder for cause at any time upon written notice from the Board of Directors specifying such cause, and thereafter the Company's obligations hereunder shall cease and terminate; provided, however, that such written notice shall not be delivered until after the Board of Directors shall have given the Executive written notice specifying the conduct alleged to have constituted such cause and the Executive has failed to cure such conduct, if curable, within fifteen (15) days following receipt of such notice.


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         Grounds for termination "for cause" are one or more of the following:

                  (a) A willful breach of a material duty by the Executive during the course of his employment;

                  (b) Habitual neglect of a material duty by the Executive;

                  (c) Fraud on the Company, conviction of a felony involving or against the Company, or conviction of a crime of moral turpitude that affects the integrity and name of the Company.

         13. Termination by the Executive or the Company Without Cause; Termination by Executive With Cause.

                  (a) The Executive, without cause, may terminate this Agreement upon 90 days prior written notice to the Company. In such event, the Executive shall be required to render the services required under this Agreement during such 90-day period unless otherwise directed by the Board of Directors. Compensation for vacation time not taken by Executive shall be paid to the Executive at the date of termination. Executive shall be paid for only the ninety (90) day period pursuant to normal pay practices and then all obligations regarding pay shall cease.

                  (b) The Company, without cause, may terminate this Agreement. In such event, the Company shall pay a severance allowance equal to the balance of the base salary payable over the term of the contract at regular monthly installments unless the parties negotiate a mutually acceptable discounted lump sum. No other benefits will be provided once this Agreement is terminated. However, if a triggering event as defined in paragraph 5 supra occurs within six (6) months of Executive's termination without cause, Executive shall be paid the lump sum compensation amount due under paragraph 5.

                  (c) The Executive may terminate this Agreement with the Company at any time, upon 30 days' written notice and opportunity for the Company to remedy any non-compliance, by reason of (i) the Company's material failure to perform its duties pursuant to this Agreement, or (ii) any material diminishment in the duties and responsibilities, working facilities, or compensation as described in paragraphs 1, 2, 4 and 5 of this Agreement. In the event of termination of this Agreement by the Executive for cause, the Executive shall be paid all base salary specified herein for the remaining term of this Agreement. The provisions of paragraph 11(c) shall only apply so long as Executive is receiving timely payment in accordance with the bi-weekly payroll process.


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         14. Termination upon Death of Executive. In addition to any other provision relating to the termination, this Agreement shall terminate upon the Executive's death. In such event, the Company shall pay a severance allowance equal to one hundred eighty (180) days' salary to the Executive's estate.

         15. Arbitration. Any controversy, dispute or claim arising out of, or relating to, this Agreement and/or its interpretation shall, unless resolved by agreement of the parties, be settled by binding arbitration in Charlotte, Mecklenburg County, North Carolina, in accordance with the Rules of the American Arbitration Association then existing. This Agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law of the State of North Carolina. The award rendered by the arbitrators shall be final and judgment may be entered upon the award in any court of the State of North Carolina having jurisdiction of the matter.

         16.  General Provisions.

                  (a) The Executive's rights and obligations under this Agreement shall not be transferrable by assignment or otherwise, nor shall Executive's rights be subject to encumbrance or to the claims of the Company's creditors. Nothing in this Agreement shall prevent the consolidation of the Company with, or its merger into, any other corporation, or the sale by the Company of all or substantially all of its property or assets.

                  (b) This Agreement and the rights of Executive with respect to the benefits of employment referred to herein constitute the entire Agreement between the parties hereto in respect of the employment of the Executive by the Company and supersede any and all other agreements either oral or in writing between the parties hereto with respect to the employment of the Executive.

                  (c) The provisions of this Agreement shall be regarded as divisible, and if any of said provisions or any part thereof are declared invalid or unenforceable by a court of competent jurisdiction or in an arbitration proceeding, the validity and enforceability of the remainder of such provisions or parts thereof and the applicability thereof shall not be affected thereby.

                  (d) This Agreement may not be amended or modified except by a written instrument executed by Company and Executive.

                  (e) This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of South Carolina.

                  (f) Executive shall have no duty to mitigate the payment due him from Company pursuant to this Agreement and any money earned by Executive from other sources after his


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         employment with the Company terminates shall not reduce the amount owed him by the Company pursuant to this Agreement.

                  (g) In the event of any proceeding regarding the enforcement of any provision of this Agreement to which the Company and the Executive are adverse parties, the losing party shall reimburse the prevailing party for all cost and expenses, including attorneys' fees and disbursements, incurred by the prevailing party in defense or prosecution of any such proceeding.

         17. Construction. Throughout this Agreement the singular shall include the plural, and the plural shall include the singular, and the masculine and neuter shall include the feminine, wherever the context so requires.

         18. Text to Control. The headings of paragraphs and sections are included solely for convenience of reference. If any conflict between any heading and the text of this Agreement exists, the text shall control.

         19. Authority. The officer executing this agreement on behalf of the Company has been empowered and directed to do so by the Board of Directors of the Company.

         20. Effective Date. This Agreement may be executed on the dates noted below but shall only be effective on November 19, 1998.


FOR THE COMPANY:                       AMERICAN AIRCARRIERS SUPPORT,
                                       INCORPORATED


Dated  2/8/99                          By  /s/ Karl Brown
     -----------------------             ------------------------
                                       Title: Chairman and CEO


FOR THE EXECUTIVE:


Dated   2/8/99                            /s/ Joseph E. Civiletto (SEAL)
     -----------------------             ------------------------

                                          JOSEPH E. CIVILETTO